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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 16, 2003

                               Agere Systems Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                1-16397                                   22-3746606
        (Commission File Number)               (IRS Employer Identification No.)

        1110 American Parkway NE                             18109
        Allentown, Pennsylvania                           (Zip Code)
(Address of principal executive offices)

                                 (610) 712-1000
                         (Registrant's Telephone Number)
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Item 5. Other Events.

Agere Systems and four locals of the International Brotherhood of Electrical Workers ("IBEW") have reached an agreement in their contract negotiations. The agreement, which covers 1,700 represented employees, was ratified by the IBEW membership on May 16, 2003. The existing agreement is scheduled to expire on May 31, 2003.

The new three-year contract provides three wage increases, totaling 8 percent, over the life of the contract, and a 3 percent increase in pensions for employees who retire on or after May 16, 2003. Agere and the IBEW also agreed on cost sharing for retiree health care costs and continued company funding for employee assistance and training programs.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AGERE SYSTEMS INC.



Date:  May 21, 2003               By:   /s/ John W. Gamble, Jr.
                                    Name:  John W. Gamble, Jr.
                                    Title: Executive Vice President and
                                           Chief Financial Officer